EXHIBIT 10.2 March 29, 2017 By E-Mail and Regular Mail Mr. David G. Martin 204 S. Madison Street Hinsdale, Illinois 60521 Re: Offer of Employment Dear David: On behalf of Federal Signal Corporation (the “Company”), it is with great pleasure that I present you with the following offer of employment in the position of Chief Operating Officer reporting to Jennifer Sherman, Chief Executive Officer. We look forward to the addition of your expertise to our executive leadership team. The precise terms of our offer are as follows: 1) Start Date: Your start date is to be mutually agreed upon. 2) Base Salary: Your base salary will be $385,000 per year, less taxes and withholdings, and will be paid on a semi- monthly basis, unless a more frequent pay period is required by applicable state law. As determined in the discretion of the Company and subject to budget and performance, you will be considered for an annual merit- based salary increase in March of 2018. 3) Short-Term Incentive Bonus: In 2017, provided you agreed to the enclosed Terms of Employment Agreement, you will be eligible to participate in our Short-Term Incentive Bonus Plan (“STIP”) in accordance with its terms. Our STIP is designed to reward and motivate outstanding performance and is based on achievement of annual company and individual objectives. Your target bonus under the STIP is 60% of your base salary with a maximum bonus opportunity of 120% of your base salary, subject to pro-ration based on your start date. As currently structured: (i) 70% of the award is based on the financial performance of the Company and your individual business unit and group; and (ii) 30% of the award is based on our assessment of your attainment of individual objectives. In addition to satisfying Company and individual objectives, you must be employed by the Company on the date bonuses are paid to earn a bonus. Bonus payments are subject to the approval of the executive team and the Board of Directors and generally occur in March of the calendar year following the calendar year to which the bonus applies. Your eligibility for and participation in our STIP in subsequent calendar years will be communicated to you in writing when such determinations are made by the Company.

Mr. David G. Martin Page 2 4) Long-Term Incentives: Based on your position, you are subject to our stock ownership and retention guidelines, as the same may be amended from time-to-time. A copy of these guidelines is enclosed herein. a. Initial Equity Award. Subject to the approval of the Board of Directors, on or near your start date, you will receive an initial grant of time-based restricted stock valued in the aggregate at $175,000, provided you execute the attached Terms of Employment Agreement and a non-compete agreement. This award will be structured such that it vests ratably in three equal installments over three years from the date of grant, subject to continued employment. b. Equity Incentive Awards. In 2017, you will be eligible to receive a long-term incentive award, subject to the approval of the Board of Directors and all applicable terms and conditions of such awards. As currently structured for your position, these awards are split between non-qualified stock options and performance-based units and have an aggregate target value of $310,000. In subsequent years, incentive awards, the amount of such awards, and the terms and conditions applicable to such awards, will be made and announced in the discretion of the Company in connection with its annual grant cycle. c. Award Agreements. To receive these incentives, you must enter into Award Agreements which contain the precise terms and conditions of such awards. As currently structured (a) stock options vest ratably over 3 years; (b) time-based restricted stock cliff vests in 3 years; and (c) performance share units are subject to a 3-year performance and vesting period. In order to earn the awards, you must be employed by the Company on the applicable vesting dates. Award Agreements will be presented to you as soon as administratively feasible after your start date and include post-employment restrictions, including but not limited to non-competition and non-solicitation commitments. 5) Car Allowance: You will receive a monthly car allowance in the amount of $950/ month in accordance with Company policy and procedures. 6) Paid Time Off: a. Vacation. You will accrue paid vacation days at the rate of 1.67 vacation days per month worked, up to a maximum of 20 vacation days in a calendar year for your use in that same year of accrual. Vacation days may be taken before they are earned, subject to your supervisor’s written approval and your agreement to re-pay the Company should your employment end with a negative vacation balance. At the conclusion of the calendar year, earned but unused vacation days are forfeited, are not compensable, and do not carry over. The Company encourages you to use all of your vacation days. Vacation entitlement and accrual rates are subject to adjustment and modification in the discretion of the Company. b. Holidays. The Company recognizes eight (8) published paid holidays, subject to change in discretion of the Company from year-to-year. c. Personal Days. You will be entitled to two (2) paid personal days for your use in the current calendar year. In subsequent years, personal day entitlement will be in accordance with then-applicable Company policy. Unused personal days at the conclusion of the calendar year do not carry-over, are forfeited, and are not compensable. 7) Benefits: Subject to individual plan requirements, you will be eligible to participate in the Company’s group health and welfare benefit programs on the first day of the month after your start date. Coverage options are outlined in the enclosed Benefits Summary Sheet. With the exception of our Retirement Savings Plan (in

Mr. David G. Martin Page 3 which you will be auto-enrolled as soon as administratively feasible following your date of hire), you must enroll within 30 days of your date of hire in all benefit plans available to you or you waive coverage until the next open enrollment period. Benefit plans may be discontinued or modified in the discretion of the Company. In addition to immediate participation in the Federal Signal Corporation Savings Retirement Plan (401K plan), you will also be eligible to participate in the non-qualified Federal Signal Corporation Savings Restoration Plan beginning in 2018. 8) Severance: The Company currently maintains an Executive General Severance Pay Plan (“Severance Plan”) (enclosed). You may be eligible for severance pay at the conclusion of your employment in accordance with and subject to the terms of the Severance Plan. The Company reserves the right to modify or discontinue the Severance Plan. 9) Change in Control: You are eligible to enter into the enclosed Change in Control Agreement. To accept the Change in Control Agreement, you must return a signed original. 10) Employment Eligibility Verification: The Immigration Reform and Control Act of 1986 requires employers to ensure all new employees are eligible to work in the United States. As such, new employees must present proof of employment eligibility within 3 days of employment. Please review the enclosed list of acceptable documents and plan to provide one item from list A, OR one item from list B AND list C. You should be prepared to provide your original documentation on your first day of employment with the Company. This offer is for at-will employment. This means that either you or the Company may choose to end the employment relationship at any time with or without cause, for any lawful reason or for no reason. This offer is not, nor shall it be construed to be, a guarantee or promise of employment for any specified or set period of time. This offer of employment, together with the grant of equity awards, STIP participation, and other consideration herein provided, is expressly conditioned upon you signing and adhering to the enclosed Terms of Employment Agreement which includes post-employment restrictions and obligations owed by you to the Company. This offer also is contingent upon you successfully passing a background check and drug screen. David, we hope you will accept this offer and we look forward to you joining our team. To accept this offer, please and return to me this offer letter and the Terms of Employment Agreement on or before April 3, 2017. If not accepted by you on or before that date, this offer shall be considered withdrawn. If you have any questions about this offer, please call me at 630-954-2007. Best regards, _/s/ Shirley S. Paulson________ Shirley S. Paulson Director, Compensation and Benefits Enclosures: Benefits Summary Sheet, Terms of Employment Agreement, List of Acceptable Documents, Executive Severance Plan, CIC Agreement, Executive Stock Ownership Guidelines cc: Payroll and Others

Mr. David G. Martin Page 4 Acceptance: I accept the offer set forth above. I further represent and warrant that there were no promises or guarantees made to me that are not contained in this offer letter. _/s/ David G. Martin_________________ __March 31, 2017___________________ Signature Date